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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated November 27, 2002 relating to the financial statements, which appears in Avaya Inc.'s fiscal 2002 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K/A for the year ended September 30, 2002. We also consent to the incorporation by reference of our report dated November 27, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
August 11, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS